Exhibit 4.1
FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP,
FIRST POTOMAC REALTY TRUST, as Guarantor
4.0% EXCHANGEABLE SENIOR NOTES DUE 2011
INDENTURE
DATED AS OF DECEMBER 11, 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

i

CROSS REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
Section	310	14.01
	310(a)(1)	8.10
	(a)(2)	8.10
	(a) (3)	N.A.**
	(a) (4)	N.A.
	(a) (5)	8.10
	(b)	8.10
	(c)	N.A.
Section	311	14.01
	311 (a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	14.01
	312(a)	2.05
	(b)	14.03
	(c)	14.03
Section	313	14.01
	313(a)	8.06(a)
	(b)(1)	N.A.
	(b)(2)	8.06(a)
	(c)	8.06(a)
	(d)	8.06(b)
Section	314	14.01
	314(a)	5.02(a); 5.03
	(b)	N.A.
	(c)(1)	2.02; 9.01; 14.04
	(c)(2)	9.01; 14.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	14.04
	(f)	N.A.
Section	315	14.01
	315(a)	8.01(b)
	(b)	8.05
	(d)	8.01(c)
	(d)(2)	8.01(c)
	(d)(3)	8.01(c)
	(e)	7.11
Section	316	14.01
	316 (a)	7.05; 10.02(b)
	(b)	7.07
	(c)	11.05
Section	317	7.08; 7.09; 14.01

TIA		INDENTURE
SECTION		SECTION
Section	318	14.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of December 11, 2006 is among First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (the “Company”), First Potomac Realty Trust, a Maryland real estate investment trust (the “Guarantor” or, in its capacity as general partner of the Company, the “General Partner”), and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).
     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “Acquired Debt” means Debt of a Person (i) existing at the time that Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or the Guarantor (ii) assumed by the Company, the Guarantor or any of its Subsidiaries in connection with the acquisition of assets from that Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or the Guarantor or the date of the related acquisition, as the case may be.
     “Additional Interest” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent or Exchange Agent.
     “Applicable Exchange Period” means, with respect to an exchange of Securities, the three-Business Day period following the 20 consecutive Trading Day period following the date the Securities are tendered for exchange.
     “Applicable Exchange Rate” means, as of any Trading Day, the Exchange Rate in effect on such date, after giving effect to any adjustment provided under Section 4.01(g).
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

     “Average Price” means, with respect to an exchange of Securities, an amount equal to the average of the Closing Sale Prices of Common Shares for each Trading Day in the Applicable Exchange Period.
     “Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
     “Business Day” means any weekday that is not a day on which banking institutions in The City of New York, New York or a place of payment are authorized or obligated to close.
     “Board of Trustees” means the board of trustees of the General Partner or a committee of such board duly authorized to act on its behalf hereunder.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
     “Change in Control” means the occurrence at any time any of any of the following events:
     (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Guarantor or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Guarantor) or a series of related transactions or events pursuant to which all of the outstanding Common Shares are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property;
     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Guarantor or any majority owned subsidiary of the Guarantor, or any employee benefit plan of such subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of the Capital Stock of the Guarantor then outstanding entitled to vote generally in elections of trustees;
     (3) during any period of 12 consecutive months after the date of original issuance of the Securities, persons who at the beginning of such 12-month period constituted the Board of Trustees of the Guarantor, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Trustees of the Guarantor who were either members of the Board of Trustees of the Guarantor at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Trustees of the Guarantor;
     (4) the Common Shares (or other common shares or securities into which the Securities are then exchangeable) cease to be listed on U.S. national or regional securities exchange;
     (5) the Guarantor (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be the General Partner of or ceases to control the Company, or
     (6) the Guarantor’s shareholders approve any plan or proposal for the liquidation of the Guarantor.
     Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (5) have occurred, except as specified in clause (x), a Change in Control will not be deemed to have occurred if either: (x) the Closing Sale Price per Common Share for any five Trading Days within (i) the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Exchange Price in effect on each of those Trading Days; provided, however, that the exception to the definition of “Change in Control” specified in this clause (x) shall not apply in the context of a Change in Control for purposes of Section 4.01(g); or (y) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Securities become exchangeable for such shares of common stock (or depositary receipts or other certificates representing common equity interests). For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Change in Control Effective Date” means the date on which any Change in Control becomes effective.
     “Change in Control Purchase Date” has the meaning provided in Section 3.01(b) hereof.
     “Change in Control Purchase Notice” has the meaning provided in Section 3.01(c) hereof.
     “Change in Control Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Change in Control Purchase Date.

     “Closing Sale Price” of the Common Shares or other Capital Stock or similar equity interests or other publicly traded securities on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal U.S. national or regional securities exchange on which the Common Shares or such other Capital Stock or similar equity interests or other publicly traded securities are listed or, if the Common Shares or such other Capital Stock or similar equity interests or other publicly traded securities are not listed on a U.S. national or regional securities exchange, as reported on another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Company shall determine the Closing Sale Price on such basis as it considers appropriate.
     “Common Shares” means, subject to Section 4.10, the common shares of beneficial interest of the Guarantor, par value $0.001 per share, at the date of this Indenture and any shares of any class or classes of Capital Stock of the Guarantor resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Guarantor that is otherwise permitted hereunder in which the Guarantor is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor and which are not subject to redemption by the Guarantor; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of Wells Fargo Bank, National Association located at 608 2nd Avenue South, MAC N9393-120, Minneapolis, Minnesota 55497, attention: First Potomac Account Manager.
     “Daily Exchange Value” means, with respect to any Trading Day, the product of (1) the Applicable Exchange Rate and (2) the Closing Sale Price of the Common Shares on such Trading Day.
     “Daily Share Amount” for each $1,000 principal amount of Securities and each Trading Day in the Applicable Exchange Period is equal to the greater of:
     (a) zero; and

     (b) a number of Common Shares determined by the following formula:

(CSP x er)-($1,000 + the Net Cash Amount, if any)
20 x CSP
     where,
     CSP means the Closing Sale Price per Common Share on such Trading Day,
     ER means the Applicable Exchange Rate, and
     Net Cash Amount has the meaning set forth in this Section 1.01.
     “Debt” means, with respect to any Person, any: (i) indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any lien on any property or asset owned by the Person, but only to the extent of the lesser of (A) the amount of indebtedness so secured and (B) the fair market value, determined in good faith by the board of directors of the Person or in the case of the Company or the Guarantor or any of its Subsidiaries, by the Board of Trustees of the property subject to such lien, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, (iv) lease of property by a Person as lessee which is required to be reflected on that Person’s balance sheet as a capitalized lease in accordance with GAAP, and (v) obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, “Debt” referred to in clauses (i) through (iv) above or another Person. “Debt” shall be deemed to be incurred by a Person whenever that Person shall create, assume, guarantee or otherwise become liable in respect thereof.
     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Exchange Date” means, with respect to a Security, the date on which the Holder of the Security has complied with Section 4.02.
     “Exchange Price” per Common Share as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Exchange Rate, rounded to the nearest cent.
     “Exchange Rate” means the rate at which Common Shares shall be delivered upon exchange, which rate shall be initially 27.6855 Common Shares for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

     “Ex-Dividend Date” means the first date upon which a sale of Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of Common Shares to the buyer.
     “Exchange Value” means, for each $1,000 principal amount of Securities, the average of the Daily Exchange Values for each of the twenty consecutive Trading Days of the Applicable Exchange Period.
     “Final Maturity Date” means December 15, 2011.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “General Partner” means the party named as the “General Partner” in the first paragraph of this Indenture and, subject to Article 6, shall include its successor and assigns.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Securities as made applicable to the Securities in accordance with the provisions of Section 12.01 hereof.
     “Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Guarantor.
     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s (as such term is defined in Section 2.03) books.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.
     “Initial Purchasers” means Wachovia Capital Markets, LLC, KeyBank Capital Markets, a division of McDonald Investments Inc. and BMO Capital Markets Corp.

     “Interest Payment Date” means June 15 and December 15 of each year, commencing June 15, 2007.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Net Amount” has the meaning provided in Section 4.13(a) hereof.
     “Net Cash Amount” has the meaning provided in Section 4.13(b) hereof.
     “NYSE” means the New York Stock Exchange.
     “Officer” means any person holding any of the following positions with the General Partner: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.
     “Officers’ Certificate”, when used with respect to the Company, means a certificate signed by the Chairman, any Vice Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Outstanding” has the meaning set forth in Section 2.08.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.
     “Principal” or “principal” of a debt security, including the Securities, means the principal of the debt security plus, when appropriate, the premium, if any, on the debt security.
     “Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Section 11.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 11.01 hereof.
     “Reference Dividend” has the meaning specified in Section 4.06(a)(4).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 11, 2006, among the Company, the Guarantor and the Representative, as amended from time to time in accordance with its terms.
     “Regular Record Date” means, with respect to each Interest Payment Date, June 1 or December 1 as the case may be, next preceding such Interest Payment Date.

     “REIT” means a “real estate investment trust” under the Internal Revenue Code of 1986, as amended.
     “Representative” means Wachovia Capital Markets, LLC, as representative of the Initial Purchasers.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services division of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.
     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security annexed as Exhibit A.
     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.
     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the $125,000,000 aggregate principal amount of 4.0% Exchangeable Senior Notes due 2011, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture

Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Shares are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which Common Shares are then listed or, if Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which Common Shares are then traded. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Trading Price” means, with respect to the Securities on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for a $1,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers. If at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $1,000,000 principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Closing Sale Price of Common Shares and the Applicable Exchange Rate on such determination date.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Vice President,” when used with respect to the General Partner or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.
     Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Change in Control Shares”	4.01(i)
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Benefited Party”	12.01

Term	Defined in Section
“Business Combination”	4.10
“Company Order”	2.02
“Company Notice”	3.01
“Exchange Agent”	2.03
“Exchange Date”	4.02
“Depositary”	2.01
“Determination Date”	4.06
“Distribution Notice”	4.01(b)
“DTC”	2.01
“Event of Default”	7.01
“Expiration Date”	4.06
“Expiration Time”	4.06
“Guarantee Obligations”	12.01
“Legal Holiday”	14.07
“Net Amount”	4.13
“Net Cash Amount”	4.13
“Net Shares”	4.13
“Notice of Default”	7.01
“Paying Agent”	2.03
“Primary Registrar”	2.03
“Principal Return”	4.13
“QIB”	2.01
“Receiver”	7.01
“Registrar”	2.03
“record date”	4.06
“Restrictive Legend”	2.12
“Rights”	4.06
“Rights Plan”	4.06
“Share Price”	4.01(g)
“tender offer”	4.06
     Section 1.03. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder of a Security;
     “indenture to be qualified”means this Indeture;
     “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) provisions apply to successive events and transactions;
     (5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
     (6) the masculine gender includes the feminine and the neuter;
     (7) references to agreements and other instruments include subsequent amendments thereto; and
     (8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     (a) Restricted Global Securities. All of the Securities are initially being offered and sold through the Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (b) Global Securities In General. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security legend thereon and the “Schedule of Exchanges of Securities” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security legend thereon and without the “Schedule of Exchanges of Securities” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be held by the Trustee, as Securities Custodian for the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE

DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02. Execution and Authentication.
     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $125,000,000 aggregate principal amount.
     (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
     (c) If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (d) A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $125,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.
     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     Section 2.03. Registrar, Paying Agent and Exchange Agent.
     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for exchange (each, an “Exchange Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Exchange Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Exchange Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).
     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Exchange Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.
     Section 2.04. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money. The Company or an

Affiliate of the Company shall not act as Paying Agent in connection with a redemption pursuant to Article 11 or pursuant to repurchase pursuant to Section 3.01.
     Section 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.
     Section 2.06. Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.03, 4.02(e), or 4.04.
     (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, or (2) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07. Replacement Securities.
     (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or exchanged pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or exchange such Security, as the case may be.
     (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08. Outstanding Securities.
     (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those exchanged pursuant to Article 4, those redeemed by the Company pursuant to Article 11, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

     (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Change in Control Purchase Date, Redemption Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), accrued interest and Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Change in Control Purchase Date, Redemption Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest and Additional Interest, if any, on them shall cease to accrue.
     (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     Section 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
     Holders of temporary Securities shall be entitled to all of the benefits of this indenture.
     Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the canceled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has exchanged pursuant to Article 4.
     Section 2.12. Legend; Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A relating to restrictions on transfer of the Securities (collectively, the “Restrictive Legend”), or if a request is made to remove the Restrictive Legend on a Security, the Securities so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.
     (c) Subject to Section 2.12(b) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Restrictive Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (d) The restrictions imposed by the Restrictive Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
     As used in Sections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     (e) The provisions below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.
     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) Subject to clause (6) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, in the event that any such Security so issued is registered in the name of a Person other than the Depositary.
     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.
     (7) At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Shares issued upon exchange of any Security shall bear the restrictive legend required to be included with a Restricted Security, unless such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent.
     Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the restrictive legend required by this section.
     Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
REPURCHASE
     Section 3.01. Repurchase at Option of Holders upon a Change in Control.
     (a) If a Change in Control occurs at any time, a Holder of Securities shall have the right to require the Company to repurchase such Holder’s Securities, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to the Change in Control Purchase Price, subject to satisfaction by or on behalf of the Holder of the requirements set forth below.
     (b) Within 20 days after the occurrence of a Change in Control, the Company shall provide written notification to the Holders of the Change in Control and of the repurchase right arising as a result of the Change in Control (the “Company Notice”). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:
     (1) briefly, the events causing a Change in Control and the date of such Change in Control;
     (2) the date by which the Change in Control Purchase Notice must be delivered to the Paying Agent;

     (3) the date on which the Company will repurchase Securities in connection with a Change in Control, which must be not less than 15 days nor more than 45 days after the date of the Company Notice (such date, the “Change in Control Purchase Date”);
     (4) the Change in Control Purchase Price;
     (5) the name and address of the Trustee, the Paying Agent and the Exchange Agent;
     (6) that Securities in respect of which a Change in Control Purchase Notice is provided by a Holder shall not be exchangeable unless such Holder validly withdraws such Change in Control Purchase Notice in accordance with the provisions of this Section 3.01;
     (7) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;
     (8) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given will be paid within two Business Days after the later of the Change in Control Purchase Date or the time at which such Securities are surrendered for repurchase;
     (9) that, unless the Company defaults in making payment of the Change in Control Purchase Price, interest on Securities surrendered for repurchase will cease to accrue on and after the Change in Control Purchase Date; and
     (10) the CUSIP number of the Securities.
     The Company shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change in Control or publish such information in the Wall Street Journal or another newspaper of general circulation in The City of New York or on the Company’s website, or through such other public medium as the Company shall deem appropriate at such time.
     (c) A Holder may exercise its rights specified in this Section 3.01 upon delivery of a written notice of such Holder’s exercise of its repurchase right (a “Change in Control Purchase Notice”) to the Trustee (or any Paying Agent) at any time prior to the close of business on the third Business Day prior to the Change in Control Purchase Date, stating:
     (1) if such Securities are in certificated form, the certificate number(s) of the Securities which the Holder will deliver to be repurchased;
     (2) the portion of the principal amount of the Securities to be repurchased, in multiples of $1,000, provided that the remaining principal amount of Securities is in an authorized denomination; and

     (3) that such Security shall be repurchased pursuant to the applicable provisions hereof and of the Securities.
     The Trustee (or any Paying Agent) shall promptly notify the Company in writing of the receipt by it of any Change in Control Purchase Notice.
     Book-entry transfer of Securities in book-entry form in compliance with the Applicable Procedures or delivery of Securities in certificated form (together with all necessary endorsements) to the Paying Agent on or after the Change in Control Purchase Date at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor. Holders electing to require the Company to repurchase Securities must effect such transfer or delivery to the Paying Agent prior to the Change in Control Purchase Date to receive payment of the Change in Control Purchase Price on or within two Business Days after the Change in Control Purchase Date. The Company shall pay the Change in Control Purchase Price within two Business Days after the later of the Change in Control Purchase Date or the time of such transfer or delivery of the Securities.
     (d) A Change in Control Purchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Change in Control Purchase Date specifying:
     (1) the Holder’s name;
     (2) the principal amount of Securities in respect of which the Change in Control Purchase Notice is being withdrawn, which must be an integral multiple of $1,000;
     (3) if the Securities subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Securities subject to the notice of withdrawal; and
     (4) the principal amount of Securities, if any, that remains subject to the Change in Control Purchase Notice, which must be an integral multiple of $1,000.
     If Securities subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the Applicable Procedures.
     (e) On or before 10:00 a.m. (New York City time) on the Change in Control Purchase Date, the Company shall deposit with the Paying Agent money sufficient to pay the aggregate Change in Control Purchase Price of the Securities to be purchased pursuant to this Section 3.01. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date, then, on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate (other than the right to receive the Change in Control Purchase Price after delivery or transfer of the Securities). Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

     (f) Notwithstanding the foregoing, no Securities may be repurchased by the Company in accordance with the provisions of this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Securities (other than a default in the payment of the Change in Control Purchase Price).
     (g) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture.
     (h) If a Change in Control Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.02. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.01 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 3.03. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.04. Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Section 3.01 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.05. Purchase of Securities in Open Market. The Company may repurchase Securities in the open market, by tender at any price or by negotiated transactions. The Company shall surrender any Security purchased by the Company to the Trustee for cancellation. Any securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.

ARTICLE 4
EXCHANGE
     Section 4.01. Exchange Privilege and Exchange Rate.
     (a) Upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be exchanged for the consideration provided for in Section 4.13 in the following circumstances:
     (1) during any calendar quarter beginning after December 31, 2006, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Sale Price per Common Share for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the Exchange Price per Common Share in effect on the applicable Trading Day;
     (2) if the Guarantor distributes to all holders of Common Shares rights entitling them to purchase, for a period expiring within 60 days of the date of issuance, Common Shares at less than the Closing Sale Price of the Common Shares on the Trading Day ending on the date immediately preceding the first public announcement of the distribution;
     (3) if the Guarantor distributes to all holders of Common Shares, assets, debt securities (or other evidences of Indebtedness) or rights to purchase the Guarantor’s securities, which distribution, together with all other distributions within the preceding twelve months, has a per share value, as determined by the Guarantor’s Board of Trustees, exceeding 10% of the average of the Closing Sale Prices of the Common Shares for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution;
     (4) if a Change in Control occurs;
     (5) at any time during the period beginning on October 15, 2011 and ending at the close of business on the second Business Day prior to the Final Maturity Date;
     (6) during any five consecutive Trading Days after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.01(d)(ii), for each day of that period was less than 98% of the product of (i) the Closing Sale Price of the Common Shares for each day in that period and (ii) the Applicable Exchange Rate;
     (7) a Holder may surrender for exchange any of the Securities called for redemption at any time prior to the close of business on the third Business Day prior to the Redemption Date. The right to exchange Securities pursuant to this clause (7) will expire after the close of business on the third Business Day prior to the Redemption Date unless the Company defaults in making the payment due upon redemption. A Holder may exchange fewer than all of its Securities so long as the Securities exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of Securities is in an authorized denomination; or
     (8) if the Common Shares ceases to be listed on a U.S. national or regional securities exchange, during the period beginning on the date the Common Shares was delisted and ending on the close of business on the 30th Business Day after such date. The Company shall notify Holders and the Trustee of the delisting of the Common Shares within five days following the delisting.
     (b) In the case of a distribution contemplated by clauses (2) and (3) of Section 4.01(a), the Company shall notify Holders and the Trustee at least 20 days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for exchange at any time until the earlier of the close of business on the last Business Day preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (2) and (3) of Section 4.01(a), Holders may not exchange the Securities if the Holders may otherwise participate in such distribution to the same extent as if the Securities had been exchanged into Common Shares immediately prior to the time at which eligibility is determined for such transaction without exchanging their Securities, other than through adjustments contemplated by Section 4.06. The Company will provide written notice to the Exchange Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become exchangeable pursuant to clause (2) or (3) of Section 4.01(a).
     (c) In the case of a transaction contemplated by clause (4) of Section 4.01(a), the Company will notify the Holders and Trustee as promptly as practicable following the date the Company publicly announces the Change in Control, but in no event will such public announcement be less than five Business Days prior to the Change in Control Effective Date. Holders may surrender Securities for exchange at any time from and after the Change in Control Effective Date until the close of business on the 30th Business Day following the Change in Control Effective Date.
     (d) (i) For each calendar quarter of the Company, beginning with the calendar quarter ending December 31, 2006, the Company will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are exchangeable pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee and the Exchange Agent in writing. Upon request of the Exchange Agent, the Company shall provide, or cause to be provided to, the Exchange Agent the Closing Sale Price of the Common Shares for the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter.
     (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are exchangeable pursuant to clause (6) of Section 4.01(a) unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Sale Price of the Common Shares and the Applicable Exchange Rate over the relevant period. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Sale Price of the Common Shares and the Applicable Exchange Rate.
     (e) If a Security is submitted or presented for purchase upon a Change in Control pursuant to Article 3, such exchange right shall terminate at the close of business on the Business Day immediately preceding the Change in Control Purchase Date for such Security (unless the Company shall fail to make the Change in Control Purchase Price payment when due in accordance with Article 3, in which case the exchange right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Change in Control Purchase Notice has been delivered may not be surrendered for exchange pursuant to this Article 4 prior to a valid withdrawal of such Change in Control Purchase Notice in accordance with the provisions of Article 3.
     (f) Provisions of this Indenture that apply to the exchange of all of a Security also apply to the exchange of a portion of a Security.
     (g) If a Change in Control occurs with respect to an event specified in any of clauses (1) through (5) of the definition of a Change in Control and a Holder elects to exchange its Securities in connection with such Change in Control as described in Section 4.01(a), then the Exchange Rate per $1,000 principal amount of Securities otherwise in effect in respect of Securities that are exchanged during the period beginning on the Change in Control Effective Date and ending at the close of business on the 30th Business Day following such date shall be increased by a number of additional Common Shares (the “Additional Change in Control Shares”), if any, determined by reference to the table below, based on the Change in Control Effective Date and the price paid per Common Share pursuant to such Change in Control (the “Share Price”); provided that if the Share Price or the Change in Control Effective Date is not set forth on the table: (i) if the actual Share Price on the Change in Control Effective Date is between two Share Prices on the table or the actual Change in Control Effective Date is between two dates on the table, the amount of the Exchange Rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two Share Prices and the two dates on the table based on a 365-day year, as applicable, (ii) if the Share Price on the Change in Control Effective Date exceeds $50.00 per share, subject to adjustment as set forth herein, no adjustment to the applicable Exchange Rate will be made, and (iii) if the Share Price on the Change in Control Effective Date is less than $30.10 per share, subject to adjustment as set forth herein, no adjustment to the applicable Exchange Rate will be made. If holders of the Common Shares receive only cash in the Change in Control, the Share Price shall be the cash amount paid per share of the Common Shares in connection with the Change in Control. Otherwise, the Share Price shall be equal to the average Closing Sale Prices of the Common Shares for each of the 10 Trading Days immediately preceding, but not including, the applicable Change in Control Effective Date.
     The following table shows the Share Price and number of Additional Change in Control Shares to be received per $1,000 principal amount of Securities:

	Share Price
Effective Date	$30.10	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00
December 5, 2006	5.54	3.81	2.58	1.66	0.99	0.52	0.20	0.02	0.00
December 15, 2007	5.54	3.79	2.53	1.60	0.93	0.47	0.17	0.01	0.00
December 15, 2008	5.54	3.71	2.41	1.48	0.83	0.39	0.12	0.00	0.00
December 15, 2009	5.54	3.54	2.19	1.26	0.64	0.25	0.04	0.00	0.00
December 15, 2010	5.54	3.21	1.76	0.83	0.30	0.04	0.00	0.00	0.00
December 15, 2011	5.54	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
     The Share Prices set forth in the first row of the table above (i.e., the column headers) will be adjusted as of any date on which the Exchange Rate of the Securities is adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Change in Control Shares will be adjusted in the same manner as the Exchange Rate as set forth in Section 4.06 hereof.
     Notwithstanding the foregoing, in no event will the Exchange Rate exceed 33.2226 per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in Section 4.06(a) hereof.
     (h) Except as set forth in Section 4.02(c), by delivering the amount of cash and/or the number of Common Shares issuable upon exchange to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so exchanged and its obligation to pay accrued and unpaid interest, and Additional Interest, if any, attributable to the period from the most recent Interest Payment Date through the Exchange Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
     Section 4.02. Exchange Procedure.
     (a) To exchange a Security, a Holder must (1) complete and manually sign the exchange notice on the back of the Security and deliver such notice to an Exchange Agent, (2) surrender the Security to an Exchange Agent, (3) furnish appropriate endorsements and transfer documents if required by an Exchange Agent and (4) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Exchange Date”. Upon the exchange of a Security, the Company will pay the cash and deliver the Common Shares, as applicable, as promptly as practicable after the later of the Exchange Date and the date that all calculations necessary to make such payment and delivery have been made (such calculations shall be made in accordance with Section 4.13(c) hereof), but in no event later than five Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, exchange notices may be delivered and such Securities may be surrendered for exchange in accordance with the Applicable Procedures as in effect from time to time.
     (b) The person in whose name the Common Shares are issuable upon exchange shall be deemed to be a Holder of record of such Common Shares on the later of (i) the Exchange

Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of Common Shares or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such Common Shares, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Exchange Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Common Shares upon exchange as the record Holder or Holders of such Common Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Common Shares as the record Holder or Holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such exchange shall be at the Exchange Rate in effect on the Exchange Date as if the stock transfer books of the Company had not been closed. Upon exchange of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on Common Shares issued upon exchange of a Security prior to the issuance of such shares.
     (c) Holders of Securities surrendered for exchange (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the exchange. However, such Holders must deliver to the Exchange Agent an amount in cash equivalent to such interest payable in order to exchange their Securities; provided, however, that no delivery of such amount in cash shall be required to be made (1) if such Securities have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to such Interest Payment Date, (2) if a Change in Control Redemption Date has been scheduled that is after such Regular Record Date and on or prior to such Interest Payment Date, or (3) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Securities. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on an exchanged Security.
     (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder exchanges more than one Security at the same time, the amount of cash to be paid and the number of Common Shares issuable upon the exchange, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03), shall be based on the aggregate principal amount of all Securities so exchanged.
     (e) In the case of any Security which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unexchanged portion of the principal amount of such Security. A Security may be exchanged in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such exchange is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

     Section 4.03. Fractional Shares. The Company will not issue fractional Common Shares upon exchange of Securities. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full Common Shares that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash based upon the Average Price.
     Section 4.04. Taxes on Exchange. If a Holder exchanges a Security, and if the Company elects to deliver a combination of cash and Common Shares, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of Common Shares upon such exchange. The Company shall also pay any such tax with respect to cash received in lieu of fractional shares. The Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificate representing the Common Shares being issued in a name other than the Holder’s name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 4.05. Guarantor to Provide Common Shares.
     (a) The Guarantor shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Shares, a sufficient number of Common Shares to permit the exchange of all Outstanding Securities into Common Shares.
     (b) All Common Shares delivered upon exchange of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights of any securityholder of the Guarantor and free of any lien or adverse claim as the result of any action by the Guarantor.
     (c) The Company and the Guarantor will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Shares upon exchange of Securities.
     Section 4.06. Adjustment of Exchange Rate.
     (a) The Company will adjust the Exchange Rate if the following events occur:
     (1) If the Guarantor issues Common Shares as a dividend or distribution on the Common Shares to all holders of the Common Shares, or if the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1

OS0
     where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as applicable;

ER1	=	the new Exchange Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as applicable;

OS0	=	the number of Common Shares outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as applicable; and

OS1	=	the number of Common Shares outstanding immediately after the Ex-Dividend Date for such dividend or distribution, as if such dividend or distribution occurred at that time, or the effective date of such share split or share combination, as applicable.
If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if the dividend or distribution had not been declared.
     (2) If the Guarantor issues to all holders of Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase Common Shares, or issues to all holders of Common Shares securities convertible into Common Shares for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Shares or an exchange price per Common Share less than the Closing Sale Price of the Common Shares on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	OS0 + X

OS0 + Y
     where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for the distribution;

ER1	=	the Exchange Rate in effect immediately after the Ex-Dividend Date for the distribution;

OS0	=	the number of Common Shares outstanding immediately prior to the Ex-Dividend Date for the distribution;

X	=	the total number of Common Shares issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y	=	the number of Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities divided by (B) the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the issuance, the rights, warrants, options, other securities or convertible securities.
For purposes of this paragraph (2), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Shares at less than the applicable Closing Sale Price of the Common Shares, and in determining the aggregate exercise or conversion price payable for such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Trustees of the Guarantor. If any right, warrant, option, other security or convertible security described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
     (3) If the Guarantor distributes Common Shares, evidences of indebtedness or other assets or property to all holders of Common Shares, excluding:
•	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs described below in this clause (3),
     then the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	SP0

SP0 – FMV
    where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1	=	the new Exchange Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the Ex-Dividend Date for such distribution; and

the record date or the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Guarantor’s Board of Trustees) of the Common Shares, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the earlier of the record date or the Ex-Dividend Date for such distribution.
An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall become effective on the day immediately after the date fixed for the determination of holders of our Common Shares entitled to receive such distribution.
     If the Guarantor distributes to all holders of the Common Shares, capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or any other of the Guarantor’s business units (a “Spin-Off”), the Exchange Rate in effect immediately before the close of business on the date fixed for determination of holders of the Common Shares entitled to receive such distribution will be adjusted based on the following formula:

ER1 = ER0 x	FMV0 + MP0

MP0
where,

ER0	=	the Exchange Rate in effect immediately prior to the 10th Trading Day immediately following and including the effective date of the Spin-Off;

ER1	=	the new Exchange Rate immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0	=	the average of the Closing Sale Price of the Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-Off.
An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph will occur on the 11th Trading Day from and including the effective date of the Spin-Off. If any dividend or distribution described in this paragraph (3) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if the dividend or distribution had not been declared.
     (4) If the Guarantor makes any cash dividend or distribution in respect of any quarter (without regard to when paid) to all holders of the Common Shares in an aggregate amount that, together with other cash dividends or distributions made in respect of such quarter, exceeds $0.31 (the “Reference Dividend”) per Common Share, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	SP0

SP0 – C
where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1	=	the new Exchange Rate immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of Common Shares for the 10 consecutive Trading Days ending on the Trading Day prior to the business day immediately preceding the earlier of the record date or the day prior to the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share that the Guarantor distributes to Holders of the Common Shares in respect of such quarter that exceeds the Reference Dividend.
If any dividend or distribution described in this paragraph (4) is declared but no so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if the dividend or distribution had not been declared.
     (5) If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Shares to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Closing Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	(AC + (SP1 x OS1))

SP1 x OS0
where,

ER0	=	the Exchange Rate in effect immediately prior to the date the tender or exchange offer expires;

ER1	=	the new Exchange Rate immediately following the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Guarantor’s Board of Trustees) paid or payable for Common Shares purchased in the tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date the tender or exchange offer expires;

OS1	=	the number of Common Shares outstanding immediately after the tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to the tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date the tender or exchange offer expires.
If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made.
     Any adjustment to the Exchange Rate made pursuant to this paragraph (5) shall become effective on the date immediately following the date the tender or exchange offer expires. If the Guarantor or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender or exchange offer had not been made.
     (b) The Reference Dividend shall be adjusted (i) whenever the Exchange Rate is adjusted pursuant to clauses (1) through (3) and (5) of Section 4.06(a), by multiplying the dividend threshold amount at the time of calculation by a fraction, the numerator of which is the Exchange Rate immediately prior to adjustment and the denominator of which is the Exchange Rate following such adjustment and (ii) as appropriate to take into account any change in the frequency of payment of the Company’s dividend to holders of its Common Shares.
     (c) If the Guarantor has in effect a rights plan while any Securities remain Outstanding, Holders of Securities will receive, upon the exchange of Securities in respect of which the Company has elected to deliver Net Shares, in addition to such Net Shares, rights under the Guarantor’s shareholder rights agreement unless, prior to the exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares. If the rights provided for in the rights plan adopted by the Guarantor have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Securities would not be entitled to receive any rights in respect of Common Shares that the Company elects to deliver as Net Shares upon exchange of Securities, the Exchange Rate will be adjusted at the time of separation as if the Guarantor had distributed to all holders of Common Shares capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (a)(3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Guarantor may amend such applicable shareholder rights agreement to provide that upon an exchange of

Securities the Holders will receive, in addition to Common Shares that the Company elects to deliver as Net Shares upon such exchange, the rights which would have attached to such Common Shares if the rights had not become separated from the Common Shares under such applicable shareholder rights agreement. To the extent that the Guarantor adopts any future shareholder rights agreement, upon an exchange of Securities in respect of which the Company elects to deliver Common Shares as Net Shares, a Holder of Securities shall receive, in addition to such Common Shares, the rights under the future shareholder rights agreement whether or not the rights have separated from Common Shares at the time of exchange and no adjustment will be made in accordance with paragraph (a)(3) or otherwise.
     (d) In addition to the adjustments in clauses (a) through (c) of this Section 4.06, the Company may in its sole discretion increase the Exchange Rate as the Board of Trustees deems advisable to avoid or diminish any income tax to Holders of the Common Shares resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Board of Trustees has determined that such increase would be in the Company’s best interests. If the Board of Trustees makes that determination, it will be conclusive. The Company will give Holders of Securities at least 15 days’ prior notice of such an increase in the Exchange Rate.
     (e) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Shares have the right to receive any cash, securities or other property or into which the Common Shares (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Trustees or by statute, contract or otherwise).
     (f) Notwithstanding the provisions set forth in Section 4.06(a), in no event shall the Exchange Rate exceed 33.2226 per $1,000 principal amount of Securities as a result of an adjustment pursuant to clause (4) or (5) of Section 4.06(a), subject to adjustment in the manner set forth in clauses (1) through (3) of Section 4.06(a).
     Section 4.07. No Adjustment.
     (a) No adjustment in the Exchange Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been exchanged into Common Shares immediately prior to the time at which eligibility is determined for such transactions) without exchanging the Securities held by such Holders.
     (b) No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-one thousandth of a share, as the case may be, with one half cent and 0.001 of a share, respectively, being rounded upward.
     (c) The Exchange Rate will not be adjusted except as specifically set forth in this Article 4. Without limiting the foregoing, the Exchange Rate will not be adjusted for:
•	the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Guarantor and the investment of additional optional amounts in Common Shares under any plan;

•	the issuance of Common Shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of the Guarantor;

•	the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;

•	a change in the par value of Common Shares;

•	accumulated and unpaid dividends or distributions;

•	the issuance of limited partnership units by the Company and the issuance of Common Shares or the payment of cash upon the redemption thereof; and

•	as a result of a tender offer solely to holders of less than 100 Common Shares.
     Section 4.08. Notice of Adjustment. Whenever the Exchange Rate is required to be adjusted pursuant to this Indenture, the Company shall promptly send to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Exchange Rate, the Trustee may assume without inquiry that the Exchange Rate has not been adjusted and that the last Exchange Rate of which it has knowledge remains in effect.
     Section 4.09. Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall send to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall send such notice at least 10 days before such proposed effective date. Failure to send such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
     Section 4.10. Effect of Consolidation, Merger or Binding Share Exchange. If the Guarantor is a party to a consolidation, merger or binding share exchange pursuant to which all Common Shares are exchanged for cash, securities or other property, then at the effective time of the transaction any exchange of Securities and the Exchange Value will be based on the kind and amount of cash, securities or other property that the Holder would have received if such Holder had exchanged its Securities for Common Shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share conversion involves a transaction that causes Common Shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares who affirmatively made such an election. If the Guarantor is a party to a consolidation, merger or binding share exchange pursuant to which shares all Common Shares would be exchanged for cash, securities or other property that is not otherwise a Change in Control, a Holder may surrender its Securities for exchange at any time from and including the date that is 15 Business Days prior to the anticipated effective time of the transaction up to and including five Business Days after the actual date of such transaction. The Company will notify Holders as promptly as practicable following the date it publicly announces such transaction (but in no event less than 15 Business Days prior to the anticipated effective time of such transaction). If the Guarantor is a party to a consolidation, merger or binding share exchange pursuant to which all the Common Shares are exchanged for cash, securities or other property, then at the effective time of the transaction any exchange of Securities and the Exchange Value will be based on the kind and amount of cash, securities or other property that a Holder of Securities would have received if such Holder had exchanged its Securities into Common Shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes Common Shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by shareholders that affirmatively make such an election in such transaction. If a Change in Control occurs as a result of a transaction described in clauses (1) through (4) of the definition thereof, the Company will adjust the Exchange Rate for Securities tendered for exchange in connection with the transaction, as described under Section 4.01(g).
     Section 4.11. Withholding. At the Maturity of the principal of the Securities, whether at Stated Maturity or upon earlier redemption or repurchase of Securities or otherwise, and as otherwise required by law, the Company may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.
     Section 4.12. Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon exchange of the Securities.
     Section 4.13. Exchange Settlement.
     (a) Upon an exchange of Securities, the Company shall deliver, in respect of each $1,000 principal amount of Securities tendered for exchange:

     (1) cash in an amount (the “Principal Return”) equal to the lesser of (1) the principal amount of the Securities surrendered for exchange and (2) the Exchange Value; and
     (2) if the Exchange Value is greater than the Principal Return, an amount (the “Net Amount”) in cash or Common Shares with an aggregate value equal to the difference between the Exchange Value and the Principal Return.
     (b) The Company may elect to deliver any portion of the Net Amount in cash (the “Net Cash Amount”) or in Common Shares, and any portion of the Net Amount the Company elects to deliver in Common Shares (the “Net Shares”) will be the sum of the Daily Share Amounts for each Trading Day during the Applicable Exchange Period. Prior to the close of business on the second Trading Day following the date on which Securities are tendered for exchange, the Company shall inform Holders of such Securities of its election to pay cash for all or a portion of the Net Amount and, if applicable, the portion of the Net Amount that will be paid in cash and the portion that will be delivered in the form of Net Shares.
     (c) Notwithstanding any other provision of this Indenture, if the Guarantor’s Board of Trustees determines in good faith that the conversion by a Holder of its Securities into Common Shares would prevent the Guarantor from qualifying as a REIT, the Company shall elect not to satisfy the Net Amount in whole or in part with Common Shares, but shall satisfy the Net Amount in Cash.
     (d) The Company shall determine the Exchange Value, Principal Return, Net Amount, Net Cash Amount, number of Net Shares, Daily Share Amount and Average Price promptly at the end of the Applicable Exchange Period. For the purposes of Sections 4.13(a) and (b), in the event that any of the Exchange Value, Principal Return, Net Amount, Net Cash Amount, number of Net Shares, Daily Share Amounts or Average Price cannot be determined for all portions of the Applicable Exchange Period, the Guarantor’s Board of Trustees shall in good faith determine the values necessary to calculate the Exchange Value, Principal Return, Net Amount, Net Cash Amount, number of Net Shares, Daily Share Amounts and Average Price, as applicable.
     (e) The Company will pay the Principal Return and cash in lieu of fractional shares, and deliver Net Shares or pay the Net Cash Amount, as applicable, no later than the third Business Day following the last Trading Day of the Applicable Exchange Period.
     Section 4.14. Reservation of Common Shares, Common Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Shares. The Guarantor shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for the exchange of the Securities as required by this Indenture from time to time as such Securities are presented for exchange.
     The Guarantor covenants that all Common Shares which may be issued upon exchange of Securities will upon issue be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

     The Guarantor covenants that, if any Common Shares to be provided for the purpose of exchange of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Guarantor shall, as expeditiously as possible secure such registration or approval, as the case may be.
     The Guarantor further covenants that, if at any time the Common Shares shall be listed on The New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Guarantor will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all the Common Shares issuable upon exchange of the Securities; provided that if the rules of such exchange or automated quotation system permit the Guarantor to defer the listing of such Common Shares until the first exchange of the Securities in accordance with the provisions of this Indenture, the Guarantor covenants to list such Common Shares issuable upon exchange of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 4.15. Calculation in Respect of Securities. Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Securities and the Holders of the Securities absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request within 20 Business Days of the Effective Date of any adjustment.
ARTICLE 5
COVENANTS
     Section 5.01. Payment of Securities.
     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, interest, Change in Control Purchase Price and Additional Interest, if any, in each case if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
     (b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
     Section 5.02. SEC and Other Reports.
     (a) Within 15 days of the required SEC filing date aplicable to the General Partner (including all applicable extension periods), the General Partner shall provide the Trustees with copies of all reports and other information and documents which the General Partner is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or such sections of thet Exchange Act or rules thereunder then applicable to the General Partner) that have not been filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system within 15 days of the required SEC filing date applicable to the General Partner (including all applicable extension periods).
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 5.03. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 5.05. Maintenance of Existence as a Limited Partnership. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited partnership.
     Section 5.06. Rule 144A Information Requirement. If so required by Rule 144A, the Company covenants and agrees that it shall, upon the request of any Holder or beneficial holder of the Securities, make available to such Holder or beneficial holder of Securities or any Common Shares issued upon exchange thereof and any prospective purchaser of Securities or such Common Shares designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Shares may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.
     Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08. Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 5.09. Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.
ARTICLE 6
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
     Section 6.01. Company and Guarantor May Consolidate, Etc., Only on Certain Terms. The Company and the Guarantor shall not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person, unless:
     (1) either the Company or the Guarantor, as the case may be, shall be the continuing corporation, or the successor person, if other than the Company or the Guarantor, as the case may be, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of the assets of the Company or the Guarantor, as the case may be, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, if the successor person is the successor entity to the Company, the successor person shall expressly assume, by supplemental indenture executed by the successor person and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all Additional Interest, if any, payable in respect of the Securities and the due and punctual performance and observance of all of the other covenants and conditions contained in the Securities and this Indenture to be performed or observed by the Company, or if the successor person is the successor entity to the Guarantor, the successor person shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the Trustee, the due and punctual performance and observance of all of the covenants and conditions contained in the Securities and this Indenture to be performed or observed by the Guarantor and assume the Guarantor’s obligations under the Registration Rights Agreement;
     (2) immediately after giving effect to the transaction, and treating any Debt, including Acquired Debt, which becomes the Company’s or the Guarantor’s obligation or an obligation of any of the Guarantor’s Subsidiaries as a result thereof as having been incurred by the Company, the Guarantor or the Subsidiary at the time of the transaction, no Event of Default under this Indenture, and no event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
     In the event that the Company or the Guarantor, as the case may be, is not the continuing entity, then, for purposes of above, the references to the Company, the Guarantor and its subsidiaries shall be deemed to refer to the successor entity.
     Section 6.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entity, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01. Events of Default.
     (a) An “Event of Default” shall occur if:
     (1) the Company shall fail to pay when due the Principal or Change in Control Purchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date or, upon any earlier Redemption Date, Change in Control Purchase Date, acceleration or otherwise; or
     (2) the Company shall fail to pay an installment of interest or Additional Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or
     (3) the Company shall fail to deliver when due the Exchange Value upon the exercise of a Holder’s exchange right in accordance with the terms of this Indenture, which failure continues for 10 days; or
     (4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or this Indenture for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Securities; or

     (5) the Company and the Guarantor, or any of its subsidiaries shall fail to pay final judgment entered by a court or courts of competent jurisdiction in an aggregate amount exceeding $20,000,000, which judgments are not paid, discharged or stayed for a period of 30 days; or
     (6) there shall have occurred a default under any bond, note, debenture or other evidence of indebtedness of the Company, the Guarantor or any of its Subsidiaries, including an event of default with respect to any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, the Guarantor or any of its Subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities; or
     (7) the Company, the Guarantor or any Significant Subsidiary of the Guarantor, pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences as a debtor a voluntary case or proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors;
     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) grants relief against the Company, the Guarantor or any Significant Subsidiary of the Guarantor in an involuntary case or proceeding or adjudicates the Company, the Guarantor or any Significant Subsidiary of the Guarantor insolvent or bankrupt;
     (B) appoints a Receiver of the Company, the Guarantor or any Significant Subsidiary of the Guarantor or for all or substantially all of the property of the Company, the Guarantor or any Significant Subsidiary of the Guarantor; or
     (C) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary of the Guarantor;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or
     (9) the Company shall fail to provide notice of the occurrence of a Change in Control when required under Section 3.01(b) of this Indenture.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     (b) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
     Section 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 7.01(a)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 7.01(a)(7) or (8) occurs and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Securities are payable:
     (A) all overdue installments of interest on and any Additional Interest payable in respect of all outstanding Securities,
     (B) the principal of (and premium, if any, on) any outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Securities,

     (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Interest at the rate or rates borne by or provided for in the Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to the Securities, other than the nonpayment of the principal of (or premium, if any) or interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04.
     Section 7.03. Other Remedies.
     (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.
     Section 7.04. Waiver of Defaults and Events of Default. Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest or Additional Interest, if any, on any Security, an uncured failure by the Company to exchange any Securities into Common Shares and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.
     Section 7.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 7.06. Limitations on Suits.
     (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the exchange of the Securities pursuant to Article 4) unless:
     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
     (b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.
     Section 7.07. Rights of Holders to Receive Payment and to Exchange. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal, interest, Change in Control Purchase Price, if any, or Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to exchange such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to exchange in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.08. Collection Suit by Trustee. If an Event of Default described in clause (1) or (2) of Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.10. Priorities.
     (a) If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
     (1) First, to the Trustee for amounts due under Section 8.07;
     (2) Second, to Holders for amounts due and unpaid on the Securities for the Principal, interest, and Additional Interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;
     (3) Third, to such other Person or Persons, if any, to the extent entitled thereto; and
     (4) Fourth, the balance, if any, to the Company.
     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
     Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 8
TRUSTEE
     Section 8.01. Obligations of Trustee.
     (a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
     This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 8.01(b);
     (2) the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.
     This Section 8.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 8.02. Rights of Trustee.
     (a) Subject to Section 8.01:
     (1) The Trustee may rely conclusively and shall be protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 14.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (3) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.
     (4) The Trustee shall not be personally liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company’s own funds.
     (8) The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default, or Change in Control unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default, Event of Default, or Change in Control.
     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Exchange Agent, and to each agent, custodian and other Person employed to act hereunder.
     (10) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
     Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
     Section 8.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
     Section 8.05. Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall send to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to exchange Securities when obligated to exchange them. This Section 8.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.
     Section 8.06. Reports by Trustee to Holders.
     (a) If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).
     (b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
     Section 8.07. Compensation and Indemnity.
     (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.
     (d) The Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.
     Section 8.08. Replacement of Trustee.
     (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.
     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.
     (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
     (d) If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
     (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
     Section 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
     Section 8.10. Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01. Satisfaction and Discharge of Indenture.
     (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable,

provided that
     (1) the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or an Exchange Agent, if applicable, immediately available funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the exchange privilege and the Exchange Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 5.01 and 12.05, Article 4, and this Article 9, shall survive until the Securities have been paid in full.
     Section 9.02. Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.
     Section 9.03. Repayment to Company.
     (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 and (2) held by them at any time.
     (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 9.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01. Without Consent of Holders. Without the consent of any Holders of the Securities, the Company, the Guarantor and the Trustee may enter into an indenture to indentures supplemental hereto for any of the following purposes:
     (a) to evidence the succession to the Company as obligor, or to the Guarantor as guarantor, under this Indenture;
     (b) to add to the covenants of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or the Guarantor in this Indenture;
     (c) to add any additional Events of Default for the benefit of the Holders of all the Securities;
     (d) to permit or facilitate the issuance of the Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders in any material respect.
     (e) to secure the Securities;
     (f) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee;
     (g) to provide for rights of Holders of the Securities if any reclassification or change of Common Shares or any consolidation, merger or sale of all or substantially all of the property or assets of the Company or the Guarantor occurs;
     (h) to cure any ambiguity, defect or inconsistency in, or supplement, this Indenture provided that such action shall not adversely affect the interests of Holders in any material respect;
     (i) to conform any non-conforming non-material language or defined terms, to the extent necessary, to the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Memorandum dated December 5, 2006 pursuant to which the Securities were offered and sold, to the extent that such provision in the “Description of Notes” section reflects a verbatim recitation of a provision of this Indenture or the Securities; or
     (j) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Securities under this Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect.
     In addition, without the consent of any Holder of the Securities, the Guarantor may directly assume the due and punctual payment of the Principal of, any premium and Interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed. Upon any assumption, the Guarantor shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if the Guarantor had been the Company of the Securities and the Company shall be released from all obligations and covenants with respect to the Securities. No assumption shall be permitted unless the Guarantor has delivered to the Trustee (1) an Officers’ Certificate and an Opinion of Counsel, stating, among other things, that the Guarantee and all other covenants of the Guarantor in this Indenture remain in full force and effect and (2) an opinion of independent counsel that the Holders of the Securities shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Securities are then listed on the New York Stock Exchange, that the Securities shall not be delisted as a result of such assumption.
     Section 10.02. With Consent of Holders.
     (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and affected by such amendment or supplement (voting together as a single class). However, subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
     (i) change the stated maturity of the principal of, or any installment of principal of, or interest (including Additional Interest, if any) on, the Securities;
     (ii) reduce the principal amount of, the rate of interest (including Additional Interest, if any) on, or change any of the Company’s obligations to pay Additional Interest or change the timing or reduce the amount payable on the redemption of, the Securities;
     (iii) make any change that impairs or adversely affects the rights of a Holder to exchange Securities in accordance herewith;
     (iv) change the place of payment, or the coin or currency, for payment of principal of, or interest (including Additional Interest, if any) on, the Securities;

     (v) impair the right to institute suit for the enforcement of any payment on or with respect to Securities or the delivery of the Exchange Value as required by this Indenture upon an exchange of Securities;
     (vi) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to the outstanding Securities;
     (vii) modify any of the provisions of this Section 10.02 or Section 7.02, 7.05, 7.06(d) or 8.08(a) of this Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of this Indenture may not be modified or waived without the consent of the Holders of each outstanding Security affected thereby;
     (viii) modify or affect the terms and conditions of the obligations of the Company or any successor entity;
     (ix) change the provisions of Section 3.01 in a manner that adversely affects the holders of Securities; or
     (x) change the dates and prices at which the Securities may be redeemed, or at which the Holders may require the Securities to be repurchased, in a manner that adversely affects the Holders of Securities.
     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, accrued and unpaid Additional Interest or Change in Control Purchase Price, or in the obligation to deliver Common Shares or cash, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
     (c) Notwithstanding the foregoing, the consent of the Holders of a majority of the principal amount of the outstanding Securities is required to modify or amend this Indenture to change the provisions set forth above Section 4.13 such that, from and after the date of such modification or amendment, the Company shall have the ability to satisfy the Principal Return upon exchange of a Securities in cash, Common Shares or any combination thereof; provided, however, that the Company may, without seeking the consent of any Holders of Securities, (1) increase the voting requirement set forth in this paragraph (c) or (2) eliminate the Company’s right to implement the modification or amendment to this Indenture set forth in this paragraph (c).
     (d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     (e) For purposes of this Indenture, Securities will be deemed outstanding if they have been authenticated and delivered under this Indenture unless, among other things, the Securities have matured or been cancelled, exchanged, redeemed or repurchased.
     Section 10.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04. Revocation and Effect of Consents.
     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.
     Section 10.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Trustees approves it.
     Section 10.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11
REDEMPTION
     Section 11.01. Redemption.
     (a) The Company shall not have the right to redeem any Securities, except to preserve the Guarantor’s status as a REIT. If, at any time, the Company determines it is necessary to redeem the Securities in order to preserve the Guarantor’s status as a REIT, the Company may, upon not less than 30 nor more than 60 days’ prior written notice delivered to the Holders of the Securities, redeem the Securities in whole or in part, for cash equal to 100% of the principal amount of the Securities to be redeemed plus any accrued but unpaid interest (including Additional Interest, if any) to but excluding the date of redemption set forth by the Company in such notice (the “Redemption Note”). In such case, the Company shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Trustees has, in good faith, made the determination that it is necessary to redeem the Securities in order to preserve the Guarantor’s status as a REIT.
     (b) If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method the Trustee considers fair and appropriate or is required by the Depositary for the Securities. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption. Securities and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000. The Trustee shall notify the Company promptly of the Securities or portions of the principal amount thereof to be redeemed. If the Trustee selects a portion of a Security for partial redemption and a Holder exchanges a portion of the same Security in accordance with the provisions of Article 4 hereof before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed to be from the portion selected for redemption. Securities that have been exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
     (c) In the event of any redemption in part, the Company shall not be required to: (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     (d) A notice of redemption sent to the Holders of Securities to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:
     (1) the name and address of the Paying Agent and Exchange Agent;
     (2) the then current Exchange Rate;

     (3) that Securities called for redemption may be exchanged at any time prior to the close of business on the third Business Day immediately preceding the Redemption Date; and
     (4) that Holders who wish to exchange Securities must comply with the procedures relating thereto specified in Section 4.02 hereof.
ARTICLE 12
GUARANTEE
     Section 12.01. Guarantee. (a) By its execution of this Indenture, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 12, the Guarantor hereby irrevocably and unconditionally guarantees on a senior basis to each Holder of a Security authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the repurchase price upon repurchase pursuant to Article 3), premium, if any, and interest and Additional Interest, if any, on the Securities shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, upon a repurchase, upon repurchase due to a Change in Control or otherwise, and interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase, upon repurchase due to a Change in Control or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.03 hereof (collectively, the “Guarantee Obligations”).
     (b) Subject to the provisions of this Article 12, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (i) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (iii) diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, the benefit of discussion, demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Securities and all other costs provided for under this Indenture or as provided in Article 8.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 7 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.
     Section 12.02. Execution and Delivery of Guarantee. (a) To evidence the Guarantee set forth in Section 12.01 hereof, the Guarantor agrees that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.
     (b) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.
     Section 12.03. Limitation of Guarantor’s Liability; Certain Bankruptcy Events.
     (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 12 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.
     (b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.
     Section 12.04. Successors and Assigns. The Guarantee is continuing and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Securities and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Securities, and, in the event of any transfer or assignment of rights by any Holder of the Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Guarantee is of payment and performance and not of collectibility.
     Section 12.05. Application of Certain Terms and Provisions to the Guarantor.
     (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company or the General Partner, as applicable, were references to the Guarantor.
     (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 14.02 hereof as if references therein to the Company were references to the Guarantor.
     (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Guarantor may be given or served as described in Section 14.02 hereof as if references therein to the Company were references to the Guarantor.
     (d) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 14.04 hereof as if all references therein to the Company were references to the Guarantor.

ARTICLE 13
MEETINGS OF HOLDERS OF NOTES
     Section 13.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article 13 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Securities.
     Section 13.02. Call, Notice and Place of Meetings.
     (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 13.01, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.02, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
     (b) In case at any time the Company, the Guarantor or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor, if applicable, or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.
     Section 13.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Company and its counsel.
     Section 13.04. Quorum; Action. (a) The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities, the Persons holding or representing the specified percentage in principal amount of the Outstanding Securities will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.
     (b) Except as limited by the proviso to Section 10.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; provided, however, that, except as limited by the proviso to Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities.
     (c) Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section 13.04 shall be binding on all the Holders of Securities, whether or not such Holders were present or represented at the meeting.
     Section 13.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.
     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.02(b), in which case the Company, the Guarantor or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.
     (c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

     (d) Any meeting of Holders of Securities duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.
     Section 13.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE 14
MISCELLANEOUS
     Section 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 14.02. Notices. (a) Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) or by electronic transmission to the following facsimile numbers:
if to the Company, to:
First Potomac Realty Investment Limited Partnership
7600 Wisconsin Avenue, Floor 11
Bethesda, MD 20814
Attention: Joel F. Bonder
Fax: (301) 986-5554
if to the Guarantor, to:

First Potomac Realty Trust
7600 Wisconsin Avenue, Floor 11
Bethesda, MD 20814
Attention: Joel F. Bonder
Fax: (301) 986-5554
in each case, with a copy to:
Hunton & Williams LLP
Attention: Edward W. Elmore, Jr.
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Fax: (804) 788-8218
if to the Trustee, to:
Wells Fargo Bank, National Association
Corporate Trust Services
MAC N9303-120
608 2nd Avenue South
Minneapolis, Minnesota 55479
Attention: First Potomac Account Manager
Fax: (612) 667-9825
     Such notices or communications shall be effective when received.
     (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (c) Any notice or communication sent to a Holder of a Security shall be sent by electronic transmission or by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     (d) Failure to send a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
     (e) If the Company sends any notice to a Holder of a Security, it shall send a copy to the Trustee and each Registrar, Paying Agent and Exchange Agent.
     Section 14.03. Communications by Holders with Other Holder. Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 14.04. Certificate and Opinion as to Conditions Precedent.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 14.05. Record Date for Vote or Consent of Holders of Securities. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 14.06. Rules by Trustee, Paying Agent, Registrar and Exchange Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Exchange Agent may make reasonable rules for its functions.

     Section 14.07. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in The City of New York, New York or a place of payment are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
     Section 14.08. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     Section 14.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 14.10. No Recourse Against Others. All liability described in paragraph 15 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.
     Section 14.11. No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.
     Section 14.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 14.13. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 14.14. Separability. If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 14.15. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
By:	First Potomac Realty Trust,
its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and CFO

FIRST POTOMAC REALTY TRUST
By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

Signature Page To Indenture

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:
     AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THE SECURITY EXCEPT (A) TO FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF RESALE OR TRANSFER; AND

[1]	This paragraph should be included only if the Security is a Global Security.

     AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 1(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF THE TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) ABOVE, THE HOLDER MUST, PRIOR TO THE TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), ANY CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     NO PROSPECTUS PURSUANT TO ARTICLE 3 OF THE DIRECTIVE 2003/71/EC (THE “PROSPECTUS DIRECTIVE”) HAS BEEN PUBLISHED IN RELATION TO THE SECURITIES EVIDENCED HEREBY. ACCORDINGLY, THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED TO THE PUBLIC (WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, EXCEPT THAT AN OFFER OF SECURITIES MAY BE MADE TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INVESTOR (WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE).
     THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.2

[2]	This paragraph should be included only if the Security is a Restricted Security.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
4.0% Exchangeable Senior Notes due 2011

No. 1	CUSIP: 33612B AA 4
     FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (the “Company”), promises to pay to Cede & Co. or registered assigns the principal amount of one hundred and twenty-five million dollars ($125,000,000) on or before December 15, 2011 unless and to the extent there has been a redemption, repurchase or exchange pursuant to the provisions of this Security prior to such date.
     This Security shall bear interest as specified on the other side of this Security. This Security is exchangeable as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated: December 11, 2006
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FIRST POTOMAC REALTY
INVESTMENT LIMITED PARTNERSHIP

By:

Name:
Title:

Dated: December 11, 2006
Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
Wells Fargo Bank, National Association
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY)
FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
4.0% EXCHANGEABLE SENIOR NOTES DUE 2011
     This Security is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of December 11, 2006 between the Company and Wells Fargo Bank, National Association, as trustee, and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Securities, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the Holders of the Securities and the terms upon which the Securities are authenticated and delivered. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
1.	INTEREST
     The Securities shall bear interest at the rate of 4.0% per annum from December 11, 2006 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2007, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including December 11, 2006, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.
2.	METHOD OF PAYMENT
     Except as provided in the Indenture, the Company shall pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business (whether or not a Business Day) on the June 1 and December 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Securities to a Paying Agent and comply with the other terms of the Indenture to collect the Principal, Change in Control Purchase Price of the Securities, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Company’s option or repurchase by the Company by the Company at the Holder’s option. The Company shall pay, in currency of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities on the dates and in the manner provided in this Security and the Indenture.
3.	PAYING AGENT, EXCHANGE AGENT AND REGISTRAR
     Initially, the Trustee shall act as Paying Agent, Exchange Agent and Registrar of the Securities. The Company hereby initially designates the Corporate Trust Office of the Trustee in

Minneapolis, Minnesota as the office to be maintained by it where this Security may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Company in respect of this Security or the Indenture may be served and where the Securities may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Company may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.
4.	REDEMPTION BY THE COMPANY
     The Company shall not have the right to redeem any Securities, except to preserve the status of the Guarantor as a real estate investment trust. If the Company determines it is necessary to redeem the Securities in order to preserve the status of the Guarantor as a real estate investment trust, the Company may redeem the Securities then Outstanding, in whole or in part, at 100% of the principal amount of the Securities to be redeemed plus unpaid interest (including Additional Interest, if any) to but excluding the Redemption Date.
     Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.
5.	REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL
     (a) If a Change in Control occurs at any time, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any of such Holder’s Securities having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change in Control Purchase Date”) specified by the Company in the Company Notice (which date shall be no earlier than 15 days and no later than 45 days after the date of such Company Notice) for cash equal to the 100% of the principal amount of the Securities to be repurchased plus unpaid interest (including Additional Interest, if any) accrued thereon to but excluding the Change in Control Purchase Date (the “Change in Control Purchase Price”).
     (b) Holders have the right to withdraw any Change in Control Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.
     (c) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date, then, on and after such date and set forth in the Indenture, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery or transfer of the Securities).

6.	EXCHANGE
     The Securities shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.
     The initial Exchange Rate shall be 27.6855 Common Shares per $1,000 principal amount of Securities, subject to adjustment in certain circumstances as specified in the Indenture. Securities tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Securities on such Interest Payment Date; provided, however, that no such payment of interest shall be required (1) if such Securities have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to such Interest Payment Date, (2) if a Change in Control Redemption Date has been scheduled that is after such Regular Record Date and on or prior to such Interest Payment Date, or (3) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such Securities.
     The Exchange Rate applicable to each Security in respect of which a notice of exchange is received by the Exchange Agent from and including the Effective Date of a Change in Control resulting from a transaction described in clause (1) or (2) of the definition of Change in Control up to and including the 30th Business Day following the Effective Date of such Change in Control shall be increased as specified in the Indenture.
     To exchange this Security if this Security is in book-entry form, the Holder must exchange by book-entry transfer to the Exchange Agent through the facilities of DTC and the exchange notice must comply with all applicable DTC procedures. To exchange this Security if this Security is held in certificated form, the Holder must (a) complete and manually sign the irrevocable exchange notice set forth below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) surrender such Security to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Security shall have been tendered for exchange.
     If the Holder has delivered a Change in Control Purchase Notice requiring the Company to repurchase all or a portion of this Security pursuant to paragraph 5 hereof, then this Security (or portion hereof subject to such Change in Control Purchase Notice) may be exchanged only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.
7.	RANKING
     The Securities are senior unsecured obligations of the Company and shall rank pari passu in right of payment with all other senior unsecured indebtedness of the Company from time to time outstanding.

8.	DEFAULTED INTEREST
     Except as otherwise specified herein or in the Indenture, any defaulted Interest on this Security shall forthwith cease to be payable to the Holder hereof on the relevant Interest Payment Date by virtue of having been paid to such Holder, and such defaulted Interest may be paid by the Company as provided for in Section 5.01 of the Indenture.
9.	DENOMINATIONS; TRANSFER; EXCHANGE
     This Security is issuable only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof. This Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the office or agency of the Company in [          ], [          ] or, if applicable, The City of New York or in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Security at the office or agency of the Company in [          ], [          ] or, if applicable, The City of New York, one or more new Securities of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Company shall not be required to: (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
10.	PERSONS DEEMED OWNERS
     The Holder of this Security may be treated as the owner of this Security for all purposes, and none of the Company or the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary, except as required by law.
11.	ADDITIONAL RIGHTS OF HOLDERS
     In addition to the rights provided to Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of December 11, 2006, among the Company, the Guarantor and the Initial Purchasers named therein.
12.	MODIFICATION AND AMENDMENT; WAIVER
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Outstanding Securities affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
13.	DEFAULTS AND REMEDIES
     The Indenture sets forth events that constitute an Event of Default under the Indenture. If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount (together with accrued and unpaid interest) on the Securities in the manner and with the effect provided in the Indenture. If certain bankruptcy or insolvency events occur and continue with respect to the Company or a Significant Subsidiary, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.
14.	CONSOLIDATION, MERGER, AND SALE OF ASSETS
     In the event of a consolidation or merger of the Company or a sale, lease or conveyance of all or substantially all of the assets of the Company as described in Article 6 of the Indenture the successor entity to the Company shall succeed to and be substituted for the Company and may exercise the rights and powers of the Company under the Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Securities.
15.	TRUSTEE AND AGENT DEALINGS WITH THE COMPANY
     The Trustee, Paying Agent, Exchange Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.
16.	CALCULATIONS IN RESPECT OF THE SECURITIES
     Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Company and the Holders absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request within 20 Business Days of the effective date of any adjustment.

17.	GOVERNING LAW
     The Indenture and this Security shall be governed by and construed in accordance with the internal laws of the State of New York.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

EXCHANGE NOTICE
     To exchange this Security into Common Shares of the Company, check the box:
     To exchange only part of this Security, state the principal amount to be exchanged (must be $1,000 or a integral multiple of $1,000): $ .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES(1)
     The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this
Global Security
Following Such Decrease		Amount of Decrease in	Amount of Increase in
Date of Exchange (or	Authorized Signatory of	Principal Amount of this	Principal Amount of this
Increase)	Securities Custodian	Global Security	Global Security

1.	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES
Re: 4.00% Exchangeable Senior Notes due 2011 (the “Securities”) of First Potomac Realty Investment Limited Partnership.
This certificate relates to $          principal amount of Securities owned in (check applicable box)
☐ book-entry or ☐ definitive form by                     (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of December 11, 2006 between First Potomac Realty Investment Limited Partnership, as Company, First Potomac Realty Trust, as guarantor and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

Such Security is being acquired for the Transferor’s own account, without transfer.

Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

(Insert Name of Transferor)